INSERT A Treasury Money Portfolio N
SAR 77 H)

FUND CODE/NAME:     835/DEUTSCHE TREASURY
MONEY FD-INV
SOCIAL    ACCOUNT SHARE BALANCE
     ACCOUNT NUMBER     REGISTRATION
TAX ID NUMBER    DEALER/DLR BRANCH
CODE
PERCENT OF TOTAL SHRS

0
***  NO SHAREOWNERS SELECTED ***
0                TOTAL NUMBER
OF ACCOUNTS FOR FUND        :
598     TOTAL NUMBER
OF SHARES FOR FUND          :
192,233,998.2400
1REPORT NUMBER:  R05164
DTG TOP SHAREOWNERS
PAGE:           1
 SOURCE PROGRAM: B04824
HOLDING 25% OR GREATER OF TOTAL
 OUTSTANDING SHARES
SUPER SHEET DATE:
 02/10/2005
JOB:DGZMU024
CONFIRM DATE:  12/31/2004
CURRENT DATE:  02/10/2005
JOB NUMBER:     J32936
 TIME:    17:14:10
 TOTAL NUMBER
OF SHARES FOR FUND:
393,502,439.5960
JOB NUMBER: J32936
G:\mfld\NSAR\12-31\Annual\12-31-04\Exhibit A-
Treasury Money Portfolio.doc